Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2015, relating to the financial statements and financial highlights of Johnson Equity Income Fund, Johnson Growth Fund, Johnson Opportunity Fund, Johnson Realty Fund, Johnson International Fund, Johnson Fixed Income Fund and Johnson Municipal Income Fund, each a series of Johnson Mutual Funds Trust, for the year ended December 31, 2014, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 29, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2015, relating to the financial statements and financial highlights of Johnson Institutional Short Duration Bond Fund (formerly JIC Institutional Bond Fund I), Johnson Institutional Intermediate Bond Fund (formerly JIC Institutional Bond Fund II), Johnson Institutional Core Bond Fund (formerly JIC Institutional Bond Fund III), and Johnson Enhanced Return Fund, each a series of Johnson Mutual Funds Trust, for the year ended December 31, 2014, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 29, 2015